Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2010
THIRD QUARTER RESULTS
Long Beach, Calif., December 3, 2009 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2010 third quarter ended October 31, 2009.
Fiscal Third Quarter 2010 vs. 2009 Results:
•	Revenues were $967.2 million, a decrease of 20 percent from $1,210.1 million.

•	Net revenues (revenues minus purchased transportation costs) were $361.5 million, a decrease of 11 percent from $408.2 million.

•	Volumes improved sequentially with airfreight and ocean freight outpacing the market.

•	Operating income was $31.4 million, a decrease of 42 percent from $53.8 million.

•	Income from continuing operations attributable to UTi Worldwide Inc. was $18.0 million, or $0.18 per diluted share, compared to $35.8 million, or $0.36 per diluted share.
Eric W. Kirchner, chief executive officer, said, “Declines in revenue moderated considerably on a year-over-year basis in the third quarter. Volumes improved throughout the third quarter, particularly in airfreight which experienced an increase in the month of October, the first increase since early 2008. Our sales focus has helped us outpace the market, which we have not accomplished in more than a year. But this improvement was largely offset by industry-wide yield pressure as carriers raised rates substantially, particularly out of Asia. These higher rates could not always be recovered in the near term. While yield contraction was widely expected in the second half of the year, the squeeze was greater than anticipated in the third quarter because of aggressive carrier actions. We are planning for yields to trend towards historic levels as carrier rates adjust to better reflect supply and demand.
“Our overall operating margin continued to show improvement on a sequential basis. Our contract logistics business performed quite well with margins in this segment continuing to move higher in the quarter. And our year-to-date free cash flow continues to approximate net income.”
The decrease in revenues in the 2010 fiscal third quarter compared to the prior-year third quarter of 20 percent was primarily due to substantially reduced fuel surcharges, and to a lesser extent, pricing declines and lower ocean freight and distribution volumes. Net revenue decreased 11 percent principally due to yield pressure in the quarter. On an organic, constant currency basis, adjusted net revenue declined 13 percent compared to the third quarter a year ago.

Operating expenses in the third quarter of fiscal 2010, excluding purchased transportation costs, were $330.1 million, representing a decrease of seven percent compared to the same period last year. The decrease reflects the downsizing of the business and the ongoing discipline to maintain the benefits achieved through our earlier cost reduction efforts. These savings have been somewhat offset by additional operating costs associated with new business successes in both freight forwarding and contract logistics. Operating expenses in the fiscal 2010 third quarter also included severance charges of $2.5 million.
At the beginning of fiscal 2010, the company announced a targeted annual cost savings plan of $50 million against its fiscal 2009 fourth quarter run-rate. Year-to-date the company remains on track to achieve this target though savings realized through the plan have been obscured by the weakening U.S. dollar and partially offset by operating costs associated with new business. On a comparative, constant currency basis consistent with the fourth quarter run-rate, operating expenses were $10.4 million lower in the fiscal 2010 third quarter and $38.9 million lower year-to-date, on track with the $50 million target. A reconciliation of fiscal 2010 operating expenses to the fourth quarter run-rate is provided in the tables attached to this press release.
The company reported operating income in the fiscal 2010 third quarter of $31.4 million, which represented 8.7 percent of net revenues. This compares to operating income in the year-ago third quarter of $53.8 million, or 13.2 percent of net revenues.
Investor Conference Call:
UTi management will host an investor conference call today, December 3, 2009, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the fiscal 2010 third quarter. Investment professionals are invited to participate in the live call by dialing 877-570-6091 (domestic) or 702-696-4824 (international) using conference ID 42511216. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PST, today, through December 11, 2009, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 42511216.

About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to revenue and net revenue growth adjusted to exclude the impact of dispositions and acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods, and to operating expenses adjusted to exclude purchased transportation costs, certain severance and related charges and the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.

Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of the macroeconomic environment, its sales efforts and the anticipated impact thereof, yield expectations and the outlook for the future. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the global economic slowdown that is adversely affecting trade volumes and the financial condition of many of the company’s customers; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact of cost reduction measures recently undertaken by the company; the costs and impact of the company’s information technology restructuring plan; integration risks associated with acquisitions; increased competition; the impact of volatile fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	October 31,		October 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$328,746	$428,521	$838,044	$1,334,035
Ocean freight forwarding	238,333	326,994	635,947	954,453
Customs brokerage	25,231	28,275	68,543	86,932
Contract logistics	175,157	172,913	475,819	515,126
Distribution	109,549	151,418	312,563	457,124
Other	90,182	101,986	245,140	301,974

Total revenues	967,198	1,210,107	2,576,056	3,649,644

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	254,576	342,076	627,838	1,061,563
Ocean freight forwarding	191,431	270,989	506,706	799,433
Customs brokerage	2,283	1,302	4,965	4,857
Contract logistics	31,971	24,309	84,149	70,144
Distribution	75,094	107,688	210,992	327,761
Other	50,308	55,581	130,998	172,240

Staff costs	196,675	211,881	559,141	651,304
Depreciation and amortization	11,393	10,727	31,738	31,932
Amortization of intangible assets	2,696	3,458	8,145	9,639
Restructuring charges	—	—	1,231	6,036
Other operating expenses	119,355	128,252	338,477	393,610

Total operating expenses	935,782	1,156,263	2,504,380	3,528,519

Operating income	31,416	53,844	71,676	121,125
Interest expense, net	(4,154)	(4,091)	(9,905)	(12,689)
Other income/(expense), net	742	1,047	(256)	1,680

Pretax income	28,004	50,800	61,515	110,116
Provision for income taxes	7,537	14,237	17,761	29,692

Income from continuing operations, net of tax	20,467	36,563	43,754	80,424

Discontinued operations:
Operating income, net of tax	—	—	—	100
Gain on sale, net of tax	—	2,088	—	7,404

Net income	20,467	38,651	43,754	87,928
Net income attributable to noncontrolling interests	2,500	770	4,187	2,759

Net income attributable to UTi Worldwide Inc.	$17,967	$37,881	$39,567	$85,169

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.18	$0.36	$0.40	$0.78
Discontinued operations	—	0.02	—	0.08

	$0.18	$0.38	$0.40	$0.86

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.18	$0.36	$0.39	$0.77
Discontinued operations	—	0.02	—	0.07

	$0.18	$0.38	$0.39	$0.84

Number of weighted-average common shares outstanding used for per share calculations:
Basic shares	100,066,261	99,511,519	99,888,487	99,342,654
Diluted shares	101,282,940	100,892,907	101,205,008	100,935,780
Amounts attributable to UTi Worldwide Inc. common shareholders:
Income from continuing operations, net of tax	$17,967	$35,793	$39,567	$77,665
Discontinued operations:
Operating income, net of tax	—	—	—	100
Gain on sale, net of tax	—	2,088	—	7,404

Net income	$17,967	$37,881	$39,567	$85,169

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2009	2009
	(Unaudited)
Assets

Cash and cash equivalents	$307,554	$256,869
Trade receivables, net	732,599	645,275
Deferred income taxes	23,117	19,192
Other current assets	112,919	79,869

Total current assets	1,176,189	1,001,205

Property, plant and equipment, net	180,183	163,441
Goodwill and other intangible assets, net	485,448	442,691
Investments	2,348	2,940
Deferred income taxes	20,765	23,831
Other non-current assets	20,607	14,578

Total assets	$1,885,540	$1,648,686

Liabilities & Equity

Bank lines of credit	$73,548	$69,978
Short-term borrowings	9,682	6,899
Current portion of long-term borrowings	69,904	66,666
Current portion of capital lease obligations	15,936	15,878
Trade payables and other accrued liabilities	676,639	593,271
Income taxes payable	11,893	10,425
Deferred income taxes	1,500	2,493

Total current liabilities	859,102	765,610

Long-term borrowings, excluding current portion	132,688	115,747
Capital lease obligations, excluding current portion	22,602	20,754
Deferred income taxes	27,377	27,542
Retirement fund obligations	8,266	6,947
Other non-current liabilities	18,847	19,116

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	458,684	450,553
Retained earnings	372,001	338,461
Accumulated other comprehensive loss	(37,479)	(112,268)

Total UTi Worldwide Inc. shareholders’ equity	793,206	676,746
Noncontrolling interests	23,452	16,224

Total equity	816,658	692,970

Total liabilities and equity	$1,885,540	$1,648,686

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	October 31,
	2009	2008
	(Unaudited)	(Unaudited)

Operating Activities:
Net income	$43,754	$87,928
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation costs, net	6,354	8,107
Depreciation and amortization	31,738	32,157
Amortization of intangible assets	8,145	9,639
Deferred income taxes	(744)	96
Uncertain tax positions	256	(1,918)
Gain on sale of subsidiaries	—	(7,404)
Tax benefit relating to share-based compensation	1,212	868
Excess tax benefit from share-based compensation	(130)	(464)
Gain on disposal of property, plant and equipment	(6,195)	(1,050)
Other	(171)	801
Net changes in operating assets and liabilities	(32,576)	(55,952)

Net cash provided by operating activities	51,643	72,808

Investing Activities:
Purchases of property, plant and equipment	(21,062)	(39,365)
Proceeds from disposal of property, plant and equipment	11,877	2,453
Proceeds from sale of subsidiary	—	11,995
(Increase)/decrease in other non-current assets	(448)	4,721
Acquisitions and contingent earn-out payments	(3,133)	(30,736)
Other	387	(3,735)

Net cash used in investing activities	(12,379)	(54,667)

Financing Activities:
(Decrease)/increase in bank lines of credit	(20,030)	5,378
Increase in short-term borrowings	907	198
Proceeds from issuance of long-term borrowings	56,498	—
Repayment of long-term borrowings	(36,938)	(307)
Debt issuance costs	(4,576)	—
Repayment of capital lease obligations	(17,615)	(18,953)
Dividends paid to noncontrolling interests	(998)	(567)
Net proceeds from issuance of ordinary shares	1,647	4,422
Excess tax benefit from share-based compensation	130	464
Dividends paid	(6,027)	(6,141)

Net cash used in financing activities	(27,002)	(15,506)

Effect of foreign exchange rate changes on cash and cash equivalents	38,423	(44,170)

Net increase/(decrease) in cash and cash equivalents	50,685	(41,535)
Cash and cash equivalents at beginning of period	256,869	289,141

Cash and cash equivalents at end of period	$307,554	$247,606

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$642,384	$324,814	$—	$967,198

Purchased transportation costs	485,683	119,980	—	605,663
Staff costs	89,016	104,114	3,545	196,675
Depreciation and amortization	3,819	7,353	221	11,393
Amortization of intangible assets	963	1,733	—	2,696
Other operating expenses	41,352	71,100	6,903	119,355

Total operating expenses	620,833	304,280	10,669	935,782

Operating income/(loss)	$21,551	$20,534	$(10,669)	31,416

Interest expense, net				(4,154)
Other income, net				742

Pretax income				28,004
Provision for income taxes				7,537

Net income				20,467
Net income attributable to noncontrolling interests				2,500

Net income attributable to UTi Worldwide Inc.				$17,967

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$844,813	$365,294	$—	$1,210,107

Purchased transportation costs	653,918	148,027	—	801,945
Staff costs	99,101	110,149	2,631	211,881
Depreciation and amortization	4,213	6,470	44	10,727
Amortization of intangible assets	1,316	2,142	—	3,458
Other operating expenses	42,424	82,235	3,593	128,252

Total operating expenses	800,972	349,023	6,268	1,156,263

Operating income/(loss)	$43,841	$16,271	$(6,268)	53,844

Interest expense, net				(4,091)
Other income, net				1,047

Pretax income				50,800
Provision for income taxes				14,237

Income from continuing operations, net of tax				36,563
Gain on sale of discontinued operations, net of tax				2,088

Net income				38,651
Net income attributable to noncontrolling interests				770

Net income attributable to UTi Worldwide Inc.				$37,881

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,675,338	$900,718	$—	$2,576,056

Purchased transportation costs	1,235,306	330,342	—	1,565,648
Staff costs	255,318	293,129	10,694	559,141
Depreciation and amortization	11,168	20,145	425	31,738
Amortization of intangible assets	2,776	5,369	—	8,145
Restructuring charges	—	—	1,231	1,231
Other operating expenses	117,530	207,994	12,953	338,477

Total operating expenses	1,622,098	856,979	25,303	2,504,380

Operating income/(loss)	$53,240	$43,739	$(25,303)	71,676

Interest expense, net				(9,905)
Other expense, net				(256)

Pretax income				61,515
Provision for income taxes				17,761

Net income				43,754
Net income attributable to noncontrolling interests				4,187

Net income attributable to UTi Worldwide Inc.				$39,567

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$2,547,142	$1,102,502	$—	$3,649,644

Purchased transportation costs	1,986,297	449,701	—	2,435,998
Staff costs	301,161	342,822	7,321	651,304
Depreciation and amortization	11,928	19,793	211	31,932
Amortization of intangible assets	3,006	6,633	—	9,639
Restructuring charges	2,382	3,654	—	6,036
Other operating expenses	131,704	248,592	13,314	393,610

Total operating expenses	2,436,478	1,071,195	20,846	3,528,519

Operating income/(loss)	$110,664	$31,307	$(20,846)	121,125

Interest expense, net				(12,689)
Other income, net				1,680

Pretax income				110,116
Provision for income taxes				29,692

Income from continuing operations, net of tax				80,424
Discontinued operations:
Operating income, net of tax				100
Gain on sale, net of tax				7,404

Net income				87,928
Net income attributable to noncontrolling interests				2,759

Net income attributable to UTi Worldwide Inc.				$85,169

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$215,812	$64,733	$59,226	$41,154	$1,807
Americas	129,963	173,378	38,038	97,809	10,838
Asia Pacific	210,992	9,071	35,851	6,315	9,083
Africa	85,617	77,632	23,586	59,556	20,357
Corporate	—	—	—	—	(10,669)

Total	$642,384	$324,814	$156,701	$204,834	$31,416

	Three months ended October 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$284,813	$62,985	$73,542	$42,080	$10,646
Americas	171,385	214,768	44,609	112,639	19,557
Asia Pacific	289,690	9,723	46,515	6,070	14,882
Africa	98,925	77,818	26,229	56,478	15,027
Corporate	—	—	—	—	(6,268)

Total	$844,813	$365,294	$190,895	$217,267	$53,844

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges

EMENA	$602,560	$178,283	$169,152	$116,464	$3,031	$—
Americas	349,674	482,762	107,398	270,729	18,396	—
Asia Pacific	517,472	25,859	105,349	18,114	28,203	—
Africa	205,632	213,814	58,133	165,069	47,349	—
Corporate	—	—	—	—	(25,303)	1,231

Total	$1,675,338	$900,718	$440,032	$570,376	$71,676	$1,231

	Nine months ended October 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges

EMENA	$878,102	$201,390	$223,826	$127,076	$30,652	$1,558
Americas	502,930	644,148	129,837	342,897	40,286	3,769
Asia Pacific	870,480	26,516	133,798	17,018	38,683	240
Africa	295,630	230,448	73,384	165,810	32,350	469
Corporate	—	—	—	—	(20,846)	—

Total	$2,547,142	$1,102,502	$560,845	$652,801	$121,125	$6,036

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	revenues		Net revenues

Three months ended October 31, 2008	$1,210,107		$408,162
Add: Acquisitions impact (1)	9,909		5,279
Add: Currency impact (2)	5,528		3,138
Organic growth	(258,346)	(21)%	(55,044)	(13)%

Three months ended October 31, 2009	$967,198		$361,535

(1)	Relates to revenues in the current period for businesses acquired from August 2008.

(2)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	revenues		Net revenues

Nine months ended October 31, 2008	$3,649,644		$1,213,646
Add: Acquisitions impact (1)	26,674		14,448
Less: Dispositions impact (2)	(22,545)		(22,082)
Less: Currency impact (3)	(160,299)		(67,156)
Organic growth	(917,418)	(25)%	(128,448)	(11)%

Nine months ended October 31, 2009	$2,576,056		$1,010,408

(1)	Relates to revenues in the current period for businesses acquired from February 2008.

(2)	Relates to revenues in the corresponding prior period for businesses exited through the Company’s previously announced cost reduction plans.

(3)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

UTi Worldwide Inc.
Operating Expenses Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our fiscal 2010 operating expenses in comparison to our adjusted fourth quarter fiscal year 2009 operating expenses:

	Three months ended	Nine months ended
	October 31, 2009	October 31, 2009

Total operating expenses	$935,782	$2,504,380
Less: Purchased transportation costs	(605,663)	(1,565,648)

Subtotal	330,119	938,732

Less: Acquisition impact	(4,999)	(13,560)
Less: Severance, restructure and other charges	(2,530)	(11,599)
Add: Gain on sale of property	—	6,271
Less: Currency impact	(26,987)	(40,739)

Adjusted operating expenses	$295,603	$879,105

	Three months ended
	January 31, 2009

Total operating expenses	$991,904
Less: Purchased transportation costs	(561,379)

Subtotal	430,525

Less: Severance, restructure and other charges	(14,576)
Less: Goodwill impairment	(109,941)

Adjusted operating expenses	$306,008	$918,024 *

Savings over fourth quarter fiscal year 2009 operating expenses	$10,405	$38,919

*	This amount represents the adjusted operating expenses for the three months ended January 31, 2009 applied over a nine month period.